Exhibit 1.1


FOR IMMEDIATE RELEASE                         NEWS RELEASE

                                   CONTACTS:  Rich Phillips
                                              National Information Consortium
                                              (877) 445-4306

rich@nicusa.com

                                    Don Smeltzer
                                    SDR Technologies, Inc.
                                    (818) 865-1310
                                    gdon@sdr.com

                                    Robert Karpman
                                    Murphy O'Brien Public Relations
                                    (310) 586-7108
                                    robert@murphyobrien.com


                  NATIONAL INFORMATION CONSORTIUM ACQUIRES
              EGOVERNMENT APPLICATIONS LEADER SDR TECHNOLOGIES


  DEAL SOLIDIFIES NIC'S POSITION AS WORLD'S LARGEST EGOVERNMENT SOLUTIONS
    PROVIDER; COMPANY INTENDS TO FILE UP TO EIGHT MILLION SHARE OFFERING

OVERLAND PARK, Kan. - (February 17, 2000) - National Information Consortium, Inc. ("NIC") (NASDAQ: EGOV), the leading provider of Internet-based electronic government services, today announced it will acquire SDR Technologies, Inc. ("SDR"), a leading provider of eGovernment applications. Combining NIC's enterprise portal and e-procurement leadership with SDR's broad application development resources and expertise will enable NIC to accelerate the adoption of eGovernment solutions to federal, state and local partners.

Together, NIC and SDR will have government partnerships and customers in 19 states representing 48 percent of the U.S. population and hundreds of millions of transactions, making NIC the largest provider of eGovernment solutions in the world.

"Our long-term vision is to be the only comprehensive Web-based eGovernment applications and solutions provider," said Jim Dodd, President and CEO of NIC. "No other company will be able to provide the breadth and depth of services we can deliver. Our strategy is to build or acquire all the pieces necessary to be the complete eGovernment partner for our customers. SDR will help us achieve our goals faster, allowing us to deliver next-generation eGovernment applications to our partners."

SDR Technologies will be renamed NIC Technologies. Its mission will be to deliver state-of-the-art applications and services to all government markets either as stand-alone solutions or within the context of a self-funding enterprise-portal partnership. Their two primary roles will be:

o Application development and deployment: NIC Technologies will serve as a technology R&D organization charged with developing new applications and services and integrating those services for government partners.

o Services platform management: NIC Technologies will also develop and maintain robust standards for the largest portfolio of eGovernment applications in the world, ensuring rapid deployment capability at every level of government.

"This marriage creates a powerful company that will no doubt lead the eGovernment revolution," said Kelly Kimball, Chairman and CEO of SDR. "We are excited about our combined future and look forward to working with the NIC team to redefine the way people and businesses work with government."

Following the acquisition, Kimball will be responsible for NIC's international market development. SDR President Don Smeltzer will continue in his current role as President of the newly renamed NIC Technologies.

SDR Technologies has developed a municipal ASP model that is expected to roll out to California counties around mid-year. The ASP model gives small and large agencies the same access to eGovernment applications at a fraction of the cost it would take to host the application onsite. For example, in California the ASP solution will allow local and county governments to implement Internet filing and public access systems at a tremendous savings to the agencies.

Said Terry Parker, Chief Technology Officer of NIC, "Our ability to host eGovernment applications at regional data centers across the country will create unprecedented opportunities for state and local government application integration. The ASP model ensures that all agencies have access to the same powerful applications regardless of size or budget."

SDR has the largest installed base of online election and ethics filing systems. The company has also developed prototypes for a number of applications including tax filings, business filings, Liquor Control Board and Professional Licensing, to name a few. SDR also developed the most-trafficked commercial on-line automobile registration and watercraft registration system in America for the State of Michigan.

SDR's eGovernment tool set enables SDR to create applications in a matter of hours rather than months. By leveraging this tool set, government partners can have customized applications ready for deployment within days.

SDR's tool set also enables governments to exceed all existing and proposed federal accessibility regulations with SDR's total access system, which allows for the rapid development of Interactive Voice Response (IVR), Web-Enabled Voice Response, TDD, wireless and handheld applications. Disabled Americans can access government information anywhere, anytime.

SDR's customers include the Federal Election Commission (FEC), the states of Arkansas, California, Hawaii, Illinois, Louisiana, Oklahoma, Michigan, Missouri, Texas and Washington, and the province of British Columbia, Canada.

The company also has strategic alliances with EDS Systemhouse and Science Applications International Corporation (SAIC). The SDR acquisition gives NIC its first international customer in the province of British Columbia.

NIC will issue approximately 2.1 million shares of common stock to the shareholders of SDR, giving the transaction a value of approximately $134 million based on the $61.25 per share closing price of NIC's common stock on Wednesday, February 16, 2000. The transaction is expected to close by the end of March and will be accounted for as a purchase.

In addition, NIC intends to file a registration statement for an offering of eight million shares of common stock. NIC anticipates that half of the shares will be offered by the company and the balance by selling shareholders.

NIC builds and manages self-funded Internet portals in partnership with government agencies that allow millions of businesses and individuals to access free public information and conduct transactions online such as automobile registration, license renewals and tax filings. State partners include Arkansas, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Nebraska, Utah and Virginia.

Since September 1999, NIC has made several strategic investments to further its goal toward providing a seamless and complete end-to-end eGovernment solution:

o In September, NIC acquired eFed, the leader in e-commerce-based procurement solutions. Based in Reston, Virginia, eFed helps government buyers compare products and services over the Internet across multiple contracts. Customers include Government Services Association (GSA), NASA, U.S. Army, and U.S. Navy. eFed recently signed an agreement with Bank of America Corporation to create a limited liability company to offer state and local governments the first end-to-end Web-based business-to-business procurement, payment and reconciliation solution.

o In January, NIC merged its Application Services Division with Conquest Softworks, LLC. Conquest Softworks, based in Durango, CO, is a premiere provider of software applications and services for electronic filings and document management solutions for government. Its products include UCCDataNet(TM) State Imaging and Filing System, a comprehensive UCC office management system; uccfile.com(TM) Web Browser Interface, which allows web access to filings; and County Suite(TM) Filing and Imaging Systems, which extends filing capabilities to land records and other filing types.


CONFERENCE CALL

National Information Consortium and SDR Technologies will host a joint conference call this afternoon, February 17, at 3:00 p.m. ET / 2:00 p.m. CT to discuss the acquisition.

Participants:   Jim Dodd - President and CEO, National Information Consortium
                Kelly Kimball - Chairman and CEO, SDR Technologies

Conference:     Name:      NIC-SDR Acquisition
                Phone #:   888-273-9887
                Host:      Kevin Childress - CFO, National Information
                             Consortium


ABOUT NIC

National Information Consortium is the leading provider of Internet-based electronic government services. NIC improves the relationship between people and their government by helping federal, state and local agencies use the Internet to reduce costs and deliver quality services to citizens and businesses. Since its inception in 1991, NIC has developed hundreds of e-government solutions and managed millions of transactions. NIC currently has eleven statewide portal partnerships and application agreements with an additional eight states. Additional information about NIC is available at http://www.nicusa.com.

Special Note: The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of e-government solutions by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's Registration Statement declared effective July 15, 1999 with the Securities and Exchange Commission and in the Company's most recent quarterly report filed with the SEC.